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                                CERTIFICATION OF
                                ----------------
                   CHIEF EXECUTIVE OFFICER OF CYTOMEDIX, INC.
                   ------------------------------------------
                           PURSUANT TO 18 U.S.C.  1350
                           ---------------------------


Pursuant to 18 U.S.C. 1350 and in connection with the quarterly report of Cytomedix, Inc. (the "Company") for the quarter ended June 30, 2001, I, Kent T. Smith, Chief Executive Officer of the Company, hereby certify that to the best of my knowledge and belief:

     1. The Company's 10-QSB for the quarter ended June 30, 2001, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, aside from its untimely filing date; and


     2. The information contained in the Company's 10-QSB for the quarter ended June 30, 2001, fairly presents, in all material respects, the financial condition and results of operations of the Company for said period.

/s/Kent  T.  Smith

Kent  T.  Smith
Date:  November  6,  2002


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